U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 25, 2017 (September 11, 2017)

ILLUMITRY CORP.

(Exact name of small business issuer as specified in its charter)

Nevada	333-202841	42-1771342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

P.O. Box 2551

Carlsbad, CA 92018

 (Address of principal executive offices)

(702) 751-2912

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in Registrant’s Certifying Accountant

Effective September 11, 2017, the Board of Directors of Illumitry Corp., a Nevada corporation (“we” or “us”), approved the appointment of Pritchett, Siler & Hardy, P.C. (“PSH”) as our independent accountant.   Our prior auditor, Michael Gillespie & Associates, PLLC (“Gillespie”) audited our consolidated financial statements for the fiscal years ended December 31, 2016 and 2015, and reviewed our financial statements for the related interim periods and for the interim periods up August 24, 2017.

During the fiscal year ended December 31, 2016, and through the date of this Form 8-K, neither the Company nor anyone acting on its behalf consulted PSH regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and PSH did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (2) any matter that was either the subject of a disagreement with Gillespie on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Gillespie, would have caused Gillespie to make reference to the matter in their report, or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMITRY CORP.
(Registrant)

Dated: September 25, 2017	By:	/s/ Collin McMullin
Collin McMullin Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and Director